UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2004

Commission File Number 1-9929

Insteel Industries, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	56-0674867

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina	27030

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 786-2141

Item 5.       Other Events

         On February 17, 2004, Insteel Industries, Inc. issued a press release announcing that its common stock has ceased trading on the OTC Bulletin Board and that it expects its common stock to begin trading on the Pink Sheets (www.pinksheets.com) as soon as practicable. A copy of this release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and by this reference made a part hereof.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC.

Registrant

Date: February 17, 2004	By:	/s/ H.O. Woltz III

H.O. Woltz III President and Chief Executive Officer

Date: February 17, 2004	By:	/s/ Michael C. Gazmarian

Michael C. Gazmarian Chief Financial Officer and Treasurer